UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C. 20549


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported):

                              April 27, 2000

             -------------------------------------------------

                     WISCONSIN ELECTRIC POWER COMPANY
          (Exact Name of registrant as specified in its charter)

                                 001-01245
                         (Commission file number)

              Wisconsin                                     39-0476280
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

   231 West Michigan Street; P.O. Box 2046; Milwaukee, Wisconsin  53201
            (Address of principal executive offices)            (Zip Code)

                              (414) 221-2345
           (Registrant's telephone number, including area code)
                        ---------------------------

                              NOT APPLICABLE
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)




                                                                   FORM 8-K

                     WISCONSIN ELECTRIC POWER COMPANY
                     --------------------------------

ITEM 5.  OTHER EVENTS

     SECURITIES RATINGS

     At the end of April 2000, in conjunction with consummation of Wisconsin Energy Corporation's
("Wisconsin Energy") acquisition of WICOR, Inc.,
Moody's Investors Service ("Moody's") maintained its credit ratings of the securities of Wisconsin Electric
Power Company, a wholly owned subsidiary of Wisconsin
Energy ("Wisconsin Electric").  Duff & Phelps Inc.
("D&P") reaffirmed its short-term rating of Wisconsin
Electric, but downgraded its long-term credit ratings of Wisconsin Electric. Fitch Investors Service
("Fitch") assigned initial credit ratings for Wisconsin
Electric commercial paper and reaffirmed its long-term ratings of Wisconsin Electric. Also at the end of April 2000, Standard & Poors Corporation ("S&P") lowered its long-term ratings but reaffirmed its short-term ratings of Wisconsin Electric. In conjunction with its rating adjustments at the end of April 2000, S&P removed all long-term ratings on Wisconsin Energy and its subsidiaries from credit watch with negative implications, assigning a negative outlook. The following table summarizes various current ratings of Wisconsin Electric's securities by S&P, Moody's, D&P and Fitch.

                                          S & P         Moody's         D & P          Fitch
                                        ---------      ---------      ---------      ---------
Wisconsin Electric Power Company
  Commercial Paper                         A-1+           P-1            D-1+           F-1+
  Senior Secured Debt                      AA-            Aa2            AA             AA
  Unsecured Debt                           A+             Aa3            AA-            AA-
  Preferred Stock                          A              aa3            AA-            AA-



     GIDDINGS & LEWIS, INC./CITY OF WEST ALLIS LAWSUIT

     In July 1996, Giddings & Lewis, Inc., Kearney &
Trecker Corporation, now a part of Giddings & Lewis,
Inc., and the City of West Allis brought an action in the Milwaukee County Circuit Court alleging that
Wisconsin Electric had deposited cyanide contaminated wood chips in 1959 at two sites in West Allis, Wisconsin owned by the plaintiffs. Environmental remediation at both sites was completed several years ago, with the current owners paying for disposal of materials found on their respective portions of the sites. Internal investigations led Wisconsin Electric to believe that it was not the source of this waste.

     In July 1999, a jury issued a verdict against Wisconsin Electric awarding the plaintiffs $4.5 million in compensatory damages for clean-up costs and loss of property value and $100 million in punitive damages.
In October 1999, the Circuit Court denied Wisconsin
Electric's post trial motions and directed that judgment on the verdict be entered. Wisconsin Electric has filed notice of appeal of the judgment to the Wisconsin Court of Appeals.

     In December 1999, in order to stop the post-judgment accrual of interest at 12% during the pendency of the appeal, Wisconsin Electric tendered a contested liability payment of $110 million, which is part of Deferred Charges and Other Assets - Other on the
Consolidated Balance Sheet, to the Milwaukee County
Clerk of Circuit Court representing the amount of the verdict and accrued interest. Under Wisconsin law, the plaintiffs are liable to Wisconsin Electric upon reversal or reduction of the judgment for the applicable amount of the funds tendered with interest.

     In further post-trial proceedings, the plaintiffs filed with the Circuit Court a motion for sanctions based upon representations made by Wisconsin Electric during trial that Wisconsin Electric had no insurance coverage for the punitive damage award. The Circuit
Court held hearings on the sanctions issue in February
2000. On April 27, 2000, the Circuit Court Judge issued her ruling on the sanctions matter relating to the Giddings & Lewis / City of West Allis lawsuit. The
Judge imposed the following sanctions against Wisconsin
Electric: (i) "Judgment in the alternative" as a sanction, thereby finding an alternative basis upon which to sustain the $104.5 million verdict returned by the jury; (ii) a bar against Wisconsin Electric pursuing insurance coverage for the punitive damage portion of the verdict; and (iii) a requirement that Wisconsin Electric pay the plaintiffs' costs relating to the sanctions matter. In addition to its appeal of the judgment entered on the jury's verdict, Wisconsin
Electric will also appeal the Judge's ruling on the sanctions matter.

     In the opinion of management, based in part on the advice of legal counsel, the jury verdict was not supported by the evidence or the law and the unprecedented award of punitive damages of this magnitude was unwarranted and should therefore be reversed or substantially reduced on appeal.
Management also believes that the sanctions imposed by the Judge were not supported by the evidence or the law. As such, Wisconsin Electric has not established a reserve for potential damages from this suit.




                                                                   FORM 8-K


                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  WISCONSIN ELECTRIC POWER COMPANY
                                            (Registrant)

                                  /s/Calvin H. Baker
                                  --------------------------------
Date: April 28, 2000              Calvin H. Baker, Vice President -
                                  Finance and Chief Financial Officer